Exhibit 5.1

1900 K Street, NW Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

February 2, 2017

Fifth Street Asset Management Inc.

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

Re:       Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Fifth Street Asset Management Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as amended, the “Registration Statement”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings by the Company, from time to time, of up to an aggregate of $100,000,000 of the following securities of the Company: (1) shares of Class A common stock, par value $0.01 per share, of the Company (“Common Stock”), (2) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may also be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), (3) warrants of the Company to purchase Common Stock or Preferred Stock (“Warrants”), (4) rights to purchase Common Stock, Preferred Stock or other securities (“Subscription Rights”), (5) purchase contracts to purchase certain securities, currencies or commodities (“Purchase Contracts”), and (6) units consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights or Purchase Contracts (“Units”). The Common Stock, Preferred Stock, Warrants, Subscription Rights, Purchase Contracts, Depositary Shares and Units are collectively referred to herein as the “Securities.” The Registration Statement also relates to the offer and sale from time to time by the certain selling stockholders identified therein of up to an aggregate of 26,270,012 shares of Common Stock (the “Selling Stockholder Shares”).

The Registration Statement provides that the Securities and the Selling Stockholder Shares may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K, and no opinion is expressed herein as to any matter other than as to the legality of the Securities and the Selling Stockholder Shares.

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In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(iii)	the Second Amended and Restated Bylaws of the Company (the “Bylaws”);

(iv)	form of certificates evidencing the Common Stock;

(v)	Exchange Agreement by and among Fifth Street Asset Management Inc., Fifth Street Holdings L.P. (“Holdings”) and the limited partners of Holdings party thereto, dated as of November 4, 2014 (the “Exchange Agreement”); and

(vi)	the resolutions of the board of directors of the Company (the “Board of Directors”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of all natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to such documents.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

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1.	The Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, upon conversion or exchange of Preferred Stock or upon exercise of Subscription Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and nonassessable.

2.	The Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, upon the exchange of validly issued and fully paid Depositary Shares or upon exercise of Subscription Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Preferred Stock, will be validly issued, fully paid and nonassessable.

3.	The Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable, valid and binding warrant agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4.	The Subscription Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable and valid and binding subscription agreement, will be validly issued.

5.	The Purchase Contracts, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable and valid and binding purchase agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

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6.	When (a) the Depositary Shares have been (i) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and Receipts in the form contemplated and authorized by a valid and binding deposit agreement and have been duly executed and delivered by the depositary and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine and (b) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated by paragraph 2 above and have been deposited with the depositary, the Receipts evidencing the Depositary Shares will be validly issued and the Depositary Shares will entitle their holders to the rights specified in the deposit agreement.

7.	The Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable and valid and binding unit agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

8.	The Selling Stockholder Shares, when issued in exchange for units in Holdings and shares of Class B common stock, par value $0.01 per share, of the Company in accordance with the terms and conditions of the Exchange Agreement, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

(i)	the Board of Directors, including any appropriate committee appointed thereby, and/or appropriate officers of the Company shall have duly (x) established the terms of the Securities (and in the case of the Units and the Purchase Contracts, the Securities that are the components thereof) and (y) authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and/or Selling Stockholder Shares and related matters (including with respect to Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and any Securities consisting of Common Stock, Preferred Stock or Depositary Shares, and any Common Stock, Preferred Stock or Depositary Shares for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded;

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(ii)	the resolutions establishing the definitive terms and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company;

(iii)	the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Certificate of Incorporation, and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law and the Certificate of Incorporation and Bylaws (collectively, the “Charter”), any underwriting agreement, warrant agreement, deposit agreement and subscription agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv)	upon issuance of any shares of Preferred Stock or Common Stock or any Depositary Shares, including upon exercise, conversion or exchange of Securities, the total number of shares of Preferred Stock and Common Stock issued and outstanding shall not exceed the total number of shares of Preferred Stock and Common Stock that the Company is then authorized to issue under its Certificate of Incorporation;

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(v)	the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units and Purchase Contracts, the Securities that are components thereof), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units and Purchase Contracts, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Company and any other appropriate party;

(vi)	each warrant agreement, deposit agreement and subscription agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company);

(vii)	the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(viii)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities and/or the Selling Stockholder Shares offered thereby;

(ix)	the Securities and Selling Stockholder Shares shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(x)	if the Securities or the Selling Stockholder Shares will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities shall have been duly authorized, executed and delivered by the Company and the other parties thereto; and

(xi)	in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

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The opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP